Exhibit (a)(3)
FORM OF LETTER OF TRANSMITTAL
CYBERONICS, INC.
LETTER OF TRANSMITTAL
RE: TENDER OF ELIGIBLE OPTION(S) PURSUANT TO THE OFFER TO AMEND OR REPLACE
DATED JUNE 7, 2007
THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., CENTRAL TIME, ON JULY 6, 2007,
UNLESS THE OFFER IS EXTENDED.
Name
Important: Read the remainder of this Letter of Transmittal before completing and signing this page.
The chart on the attached Schedule A provides information regarding the grant date indicated for each Eligible Option in the applicable grant notice or option agreement, the exercise price per share currently in effect for that option, the revised measurement date determined for that option for financial accounting purposes, the fair market value per share of Cyberonics common stock on that date, the number of shares currently outstanding under the option and the portion of the option that qualifies as an Eligible Option.
Indicate your decision to tender your Eligible Option(s) identified on the attached Schedule A by checking the “Amend This Eligible Option” box on that schedule. Only the portion of your option that is subject to Section 409A of the Internal Revenue Code will be amended. If you do not want to tender one or more of your Eligible Options for amendment, check the “Do Not Amend This Eligible Option” box for each option you choose not to tender. If you do not clearly mark the “Amend This Eligible Option” box with respect to an Eligible Option, your election with respect to that option will default to “Do Not Amend This Eligible Option”. In that event, such Eligible Option will not be amended, and you will not become entitled to the special Cash Bonus payable with respect to that Eligible Option. In addition, you will be solely responsible for any taxes, penalties or interest you may incur under Section 409A (or state tax laws).

Signature:

Date:

IMPORTANT: YOU MUST ALSO SIGN ON PAGE 4.

Schedule A

				Fair Market	Total	Number of
				Value Per	Number of	Shares		Do Not
		Current		Share on	Shares	Qualifying	Amend	Amend
	Indicated	Exercise	Revised	Revised	Subject to	as an	This	This
Employee	Grant	Price Per	Measurement	Measurement	Outstanding	Eligible	Eligible	Eligible
Name	Date	Share	Date	Date	Option	Option (1)	Option	Option

		$		$			☐	☐

(1)	Reflects the portion of the option potentially subject to taxation under IRC Section 409A.

To: Cyberonics, Inc.
By checking the ”Amend This Eligible Option” box in the table on Schedule A attached to the cover page of this Letter of Transmittal, I understand and agree to all of the following:
     1. I hereby tender my Eligible Option(s) identified on Schedule A attached to the cover page of this Letter of Transmittal (the “Letter”) to Cyberonics, Inc., a Delaware corporation (“Cyberonics”), for amendment or replacement in accordance with the terms set forth set forth in (1) the Offer to Amend or Replace dated June 7, 2007 (the “Offer to Amend or Replace”), of which I hereby acknowledge receipt, and (2) this Letter of Transmittal. Each tendered Eligible Option will be amended or replaced effective on July 9, 2007, or, if the Offer is extended, the first business day following the extended expiration date. The date on which the tendered Eligible Options are amended or replaced will constitute the “Amendment Date.” All other capitalized terms used in this Letter of Transmittal but not defined herein have the meaning assigned to them in the Offer to Amend or Replace.
     2. The Offer is currently set to expire at 11:59 p.m. Central Time on July 6, 2007 (the “Expiration Date”), unless Cyberonics, in its discretion, extends the period of time during which the Offer will remain open. In such event, the term “Expiration Date” will mean the latest time and date at which the Offer, as so extended, expires.
     3. Except as otherwise provided in Paragraph 5 below, the exercise price of each of my tendered Eligible Option(s) will be amended on the Amendment Date to an exercise price per share equal to the lower of (i) the Fair Market Value per share of Cyberonics common stock on the revised measurement date determined for that option for financial accounting purposes and (ii) the Fair Market Value per share of Cyberonics common stock on the Amendment Date. The new exercise price will constitute the “Adjusted Exercise Price,” and each of my tendered Eligible Options with such Adjusted Exercise Price will be designated an “Amended Option.” Except for the Adjusted Exercise Price, the terms and provisions of each Amended Option will be the same as in effect for the corresponding Eligible Option immediately before the amendment. The “Fair Market Value” per share of Cyberonics common stock on any date means the closing selling price per share of Cyberonics common stock on the last market trading day prior to that date.
     4. I will become entitled to receive a cash bonus (the “Cash Bonus”) in an amount determined by multiplying (i) the number of shares of common stock subject to each Amended Option by (ii) the amount by which the Adjusted Exercise Price exceeds the current exercise price per share in effect for that Eligible Option. The Cash Bonus will be paid on the first regular payroll date in January 2008, whether or not I continue in the employ of Cyberonics (or any subsidiary) through such date, but the payment will be subject to Cyberonics’ collection of all applicable withholding taxes.
     5. Should an Eligible Option I tender for amendment have an exercise price per share at or above the Fair Market Value per share of the common stock on the Amendment Date, then that option will be cancelled on such date and immediately replaced with a New Option that is exactly the same as the cancelled option, including the same exercise price per share, vesting schedule and expiration date, but with a new grant date. A stock option agreement for the New Option will be delivered to me as soon as administratively practicable following the Amendment Date.
     6. If I cease to be employed by Cyberonics or its subsidiaries after I tender my Eligible Option(s) but before Cyberonics amends or replaces such option(s), my Eligible Options will not be amended or replaced, and I will not be entitled to receive the Cash Bonus.
     7. Until the Expiration Date, I will have the right to withdraw my tendered Eligible Option(s). However, after that date I will have no withdrawal rights, unless Cyberonics does not accept my tendered Eligible Option(s) before August 3, 2007, the 40th business day after commencement of the Offer. I may then withdraw my tendered Eligible Option(s) at any time prior to Cyberonics’ acceptance of such options for amendment or replacement pursuant to the Offer.
     8. The tender of my Eligible Option(s) pursuant to the procedure described in Section 4 of the Offer and the instructions to this Letter of Transmittal will constitute my acceptance of all of the terms and conditions of the Offer. Acceptance by Cyberonics of my tendered Eligible Option(s) for amendment or replacement pursuant to the Offer will constitute a binding agreement between Cyberonics and me upon the terms and subject to the conditions of the Offer.
     9. I am the registered holder of the Eligible Option(s) tendered hereby, and my name and other information appearing on the cover page of this Letter of Transmittal are true and correct.

     10. I am not required to tender my Eligible Option(s) pursuant to the Offer. However, if I do not tender such option(s), then I must take other action on my own with respect to such option(s) in order to bring such option(s) into compliance with Section 409A of the Internal Revenue Code (“Section 409A”) and thereby avoid the potentially adverse tax consequences of Section 409A. I will be solely responsible for any penalty taxes, interest payments or other liabilities I may incur under Section 409A (and comparable state tax laws) with respect to any Eligible Option that is not amended or replaced pursuant to the Offer.
     11. Cyberonics cannot give me legal, tax or investment advice with respect to the Offer and has advised me to consult with my own legal, tax and investment advisors as to the consequences of participating or not participating in the Offer.
     12. Under certain circumstances set forth in the Offer to Amend or Replace, Cyberonics may terminate or amend the Offer and postpone its acceptance and amendment or replacement of the tendered Eligible Options. Should the Eligible Option(s) tendered herewith not be accepted for amendment or replacement, such option(s) will be returned to me promptly following the expiration or termination of the Offer.
I understand that neither Cyberonics nor the Cyberonics Board is making any recommendation as to whether I should tender or refrain from tendering my Eligible Option(s) for amendment or replacement, and that I must make my own decision whether to tender my Eligible Option(s), taking into account my own personal circumstances and preferences. I understand that the Amended Option(s) or New Option(s) resulting from the amendment or replacement of my tendered Eligible Option(s) may decline in value and may be “out of the money” when I decide to exercise such option(s). I further understand that past and current market prices of Cyberonics common stock may provide little or no basis for predicting what the market price of Cyberonics common stock will be when Cyberonics amends my tendered option(s) or at any other time in the future.
SIGNATURE OF OPTIONEE

(Signature of Optionee or Authorized Signatory)

(Optionee’s Name, please print in full)

Date: , 2007

Address	Office Telephone: (___)

Please read the instructions on pages 6 and 7 of this Letter of Transmittal and then complete the table on Schedule A attached to the cover page, and sign and date the cover page and the signature block on page 4 and return the entire Letter of Transmittal (including the instructions) to us by facsimile, overnight courier or email using the following contact information:
For delivery by facsimile, you must use the following facsimile number: (281) 853-2503.
For delivery by overnight courier, the Letter of Transmittal should be addressed to Cyberonics, Inc., Attn: Tender Offer, 100 Cyberonics Boulevard, Houston, Texas 77058.
For delivery by email, you must use the following email address: tenderoffer@cyberonics.com.
DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS
OTHER THAN THE ADDRESS ABOVE OR TRANSMISSION VIA FACSIMILE
TO A NUMBER OTHER THAN THE FACSIMILE NUMBER ABOVE OR SUBMISSION VIA EMAIL TO AN
ADDRESS OTHER THAN THE EMAIL ADDRESS ABOVE
WILL NOT CONSTITUTE A VALID DELIVERY.
WE MUST RECEIVE YOUR LETTER OF TRANSMITTAL
BY 11:59 P.M. CENTRAL TIME ON THE EXPIRATION DATE

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER
1. Delivery of Letter of Transmittal. A properly completed and duly executed original of pages 1-7 of the Letter of Transmittal (or a facsimile thereof) must be received by Cyberonics, at its address or at its facsimile number set forth on the signature page of the Letter of Transmittal, by 11:59 p.m. Central Time on the Expiration Date.
The method by which you deliver the Letter of Transmittal is at your election and risk, and the delivery will be deemed made only when actually received by Cyberonics. If you elect to deliver your Letter of Transmittal by facsimile, Cyberonics recommends that you retain the fax transmittal receipt. If you elect to deliver your Letter of Transmittal by overnight courier, Cyberonics recommends that you obtain and retain a receipt of delivery. If you elect to deliver your Letter of Transmittal by email, Cyberonics recommends that you print and retain the email delivery receipt that you receive upon submitting the Letter of Transmittal. You should in all events allow sufficient time to ensure timely delivery.
Tenders of Eligible Options made pursuant to the Offer may be withdrawn up to 11:59 p.m. Central Time on the Expiration Date. If the Offer is extended by Cyberonics beyond that time, you may withdraw your tendered Eligible Options at any time until the extended expiration of the Offer. In addition, if Cyberonics does not accept your tendered options by 11:59 p.m. Central Time on August 3, 2007, you may withdraw your tendered Eligible Options at any time thereafter until such options are accepted for amendment or replacement. To validly withdraw your tendered Eligible Options, you must deliver a written notice of withdrawal, or a facsimile thereof, with the required information to Cyberonics while you still have the right to withdraw such tendered options. Withdrawals may not be rescinded, and any Eligible Options withdrawn will thereafter be deemed not to have been properly tendered for purposes of the Offer, unless the withdrawn options are properly re-tendered prior to the Expiration Date by following the procedures described above.
Cyberonics will not accept any alternative, conditional or contingent tenders. All person tendering Eligible Options shall, by execution of this Letter of Transmittal (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer.
2. Tenders. If you intend to tender your Eligible Options pursuant to the Offer, you must complete the table on Schedule A attached to the cover page of the Letter of Transmittal and follow the procedures described in Instruction 1. If you decide to tender one or more Eligible Options, you must tender the entire portion of each such option that is subject to the Offer.
3. Signatures on This Letter of Transmittal. The optionee must sign the Letter of Transmittal.
4. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Amend or Replace or the Letter of Transmittal, may be directed to Tabetha L. Yllander at (281) 727-2648 or tenderoffer@cyberonics.com. Copies will be furnished promptly at Cyberonics’ expense.
5. Irregularities. Cyberonics will determine, in its discretion, all questions as to the form of documents and the validity, form, eligibility (including time of receipt), and acceptance of any tendered option. Cyberonics will also decide, in its discretion, all questions as to (i) the portion of each option grant that qualifies as an Eligible Option for purposes of the Offer; (ii) the Adjusted Exercise Price to be in effect under the Amended Option, (iii) the number of shares of common stock purchasable under the Amended Option at the Adjusted Exercise Price, (iv) the amount of the Cash Bonus payable with respect to each Amended Option and (v) the cancellation of tendered Eligible Options with exercise prices at or above the Adjusted Exercise Prices determined for those options and the replacement of those options with New Options. The determination of such matters by Cyberonics will be final and binding on all parties. Cyberonics reserves the right to reject any or all tenders it determines do not comply with the conditions of the Offer, are not in proper form or the acceptance of which would be unlawful. Cyberonics also reserves the right to waive any of the conditions of the Offer or any defect or irregularity in the tender with respect to any particular Eligible Option or any particular optionee, and Cyberonics’ interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of an Eligible Option will be deemed to be properly made until all defects and irregularities have been cured by the tendering optionee or waived by Cyberonics.

Unless waived, any defects or irregularities in connection with the tender of an Eligible Option must be cured within such time as Cyberonics shall determine. Neither Cyberonics nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice. If the table on the cover page of the Letter of Transmittal includes options that are not eligible for the Offer, Cyberonics will not accept those options for amendment or replacement, but Cyberonics does intend to accept for amendment or replacement any properly tendered Eligible Option set forth in that table.
6. Important Tax Information. You should refer to Sections 2 and 15 of the Offer and the “Risks of Participation in the Offer” section of the Offer, which contain important U.S. federal tax information concerning the Offer. You are strongly encouraged to consult with your own tax, financial and legal advisors as to the tax and other consequences of your participation in the Offer.
7. Copies. You should make a copy of the Letter of Transmittal, after you have completed and signed it, for your records.
IMPORTANT: THE LETTER OF TRANSMITTAL (OR A FACSIMILE COPY) MUST BE RECEIVED BY
CYBERONICS BY 11:59 P.M. CENTRAL TIME ON THE EXPIRATION DATE.